UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 5, 2023
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 5, 2023, at the 2023 annual meeting of stockholders (the "Annual Meeting") of Hewlett Packard Enterprise Company (the "Company"), the Company's stockholders approved an amendment ("Amendment No. 2") to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (the "2021 Plan") to increase the number of shares of common stock reserved for issuance under the 2021 Plan by 18 million (18,000,000) shares. The Company's Board of Directors (the "Board") approved Amendment No. 2 to the 2021 Plan, subject to stockholder approval, on February 2, 2023.
The foregoing description of Amendment No. 2 to the 2021 Plan is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 10.1 to this report. A more complete description of the terms of Amendment No. 2 and the 2021 Plan can be found in "Proposal no. 3: Vote to approve Amendment No. 2 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to increase the plan's shares available for issuance" on pages 55 to 62 of the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 15, 2023 (the "2023 Proxy Statement"), which description is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 5, 2023, the Company held its 2023 Annual Meeting. At the Annual Meeting, the Company's stockholders voted on five proposals and cast their votes as described below. The proposals are described in the Company's 2023 Proxy Statement.

Proposal 1
The Company's stockholders cast their votes to elect 12 individuals to the Company's Board of Directors ("Board of Directors") for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Daniel Ammann	968,289,246	19,032,188	2,079,203	148,602,988
Pamela L. Carter	952,471,131	34,975,657	1,953,849	148,602,988
Frank A. D'Amelio	983,785,796	3,595,831	2,019,010	148,602,988
Regina E. Dugan	983,992,520	3,429,069	1,979,048	148,602,988
Jean M. Hobby	974,010,270	13,441,592	1,948,775	148,602,988
Raymond J. Lane	922,728,807	64,660,800	2,011,030	148,602,988
Ann M. Livermore	956,038,068	31,548,065	1,814,504	148,602,988
Antonio F. Neri	983,678,026	3,918,835	1,803,776	148,602,988
Charles H. Noski	983,369,696	3,917,264	2,113,677	148,602,988
Raymond E. Ozzie	983,453,449	3,902,859	2,044,329	148,602,988
Gary M. Reiner	948,670,599	38,621,824	2,108,214	148,602,988
Patricia F. Russo	932,529,462	54,919,253	1,951,922	148,602,988

Proposal 2
The Company's stockholders cast their votes to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2023 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,127,715,280	8,001,427	2,286,918	—

Proposal 3
The Company's stockholders cast their votes to approve Amendment No. 2 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
909,873,041	77,277,095	2,250,501	148,602,988

Proposal 4
The Company's stockholders cast their votes with respect to the advisory vote to approve executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
886,310,755	99,981,344	3,108,538	148,602,988

Proposal 5
The Company's stockholders cast their votes with respect to the stockholder proposal entitled "Transparency in Lobbying" as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
251,675,437	730,763,142	6,962,058	148,602,988

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: April 6, 2023	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, General Counsel and Corporate Secretary